UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 207-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2015, PSPC Escrow II Corp. (the “Escrow Issuer”), a wholly-owned subsidiary of Platform Specialty Products Corporation (“Platform”), completed a private offering of $500 million aggregate principal amount of 10.375% senior notes due 2021 (the “Notes”), reflecting an upsize of $100 million over the initial offered aggregate principal amount of $400 million (the “Offering”).

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and unless so registered, the securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were issued by the Escrow Issuer to Credit Suisse Securities (USA) LLC and Barclays Capital Inc. and the other Initial Purchasers listed in the purchase agreement (collectively, the “Initial Purchasers”), dated November 3, 2015, by and among Platform, the Escrow Issuer, the guarantors named therein (the “Guarantors”) and the Initial Purchasers (the “Purchase Agreement”), in a private offering pursuant to Section 4(2) of the Securities Act. The Notes were thereafter resold by the Initial Purchasers in the United States to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act only. Platform relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Pursuant to the Purchase Agreement, concurrently with the closing of the Offering, the gross proceeds from the Offering (plus an additional amount from Platform necessary to provide for the Special Mandatory Redemption (as defined below) price of the Notes) have been deposited into an escrow account until the date on which certain escrow conditions are satisfied, including the consummation of Platform’s previously-announced recommended offer to acquire all the issued and to be issued shares of Alent plc (the “Alent Acquisition”). The Alent Acquisition is expected to be consummated on December 1, 2015, subject to closing conditions customary for a transaction of this type.

The Notes are governed by an indenture, dated November 10, 2015 (the “Indenture”), by and among the Escrow Issuer and Computershare Trust Company, N.A., as trustee, paying agent and registrar for the Notes (the “Trustee”).

If the closing of the Alent Acquisition does not occur on or before July 13, 2016, the Indenture requires that the Escrow Issuer redeem all and not less than all of the Notes then outstanding, upon not less than 10 days’ notice, at a redemption price equal to the principal amount of the Notes plus accrued interest, if any, to, but not including, the redemption date (the “Special Mandatory Redemption”). If the closing of the Alent Acquisition does occur prior to July 13, 2016, then all amounts in the escrow account will be released to the Escrow Issuer to fund the Alent Acquisition on or prior to the date that the Alent Acquisition closes. Upon the closing of the Alent Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply and the Escrow Issuer will merge with and into Platform, with Platform continuing as the surviving corporation (the “Merger”), and Platform will assume the obligations of the Escrow Issuer under the Notes and the Indenture pursuant to a first supplemental indenture. Upon the Merger and the entry into the first supplemental indenture, the Guarantors, which guarantee Platform’s senior secured credit facility from time to time, will unconditionally guarantee the Notes on an unsecured senior basis. In addition, upon consummation of the Alent Acquisition, Alent plc and certain of its U.S. subsidiaries will enter into a joinder agreement to the purchase agreement related to the Notes, whereby they will agree to be bound by the terms of the Purchase Agreement applicable to the Guarantors as if they were each an original signatory thereto. There can be no assurance that the Alent Acquisition will be consummated or that the Merger will take place.

The Notes will mature on May 1, 2021, unless earlier redeemed, and bear interest at a rate of 10.375% per year until maturity. Interest will be payable in cash, semi-annually in arrears, on May 1 and November 1 of each year, beginning on May 1, 2016. The Escrow Issuer (and following consummation of the Merger, Platform) will make each interest payment to the holders of record to be determined on the immediately preceding April 15 and October 15.

Prior to the consummation of the Alent Acquisition and the release of the funds from the escrow account, the Notes will be the Escrow Issuer’s senior unsecured obligations. From and after consummation of the Alent Acquisition and the release of the funds from the escrow account, the Notes and the guarantees, respectively, will be Platform’s and the Guarantors’ senior unsecured obligations and will be (i) effectively subordinated to any of Platform’s and the Guarantors’ existing and future secured indebtedness, including existing and future secured indebtedness under Platform’s Amended and Restated Credit Agreement, to the extent of the value of the collateral securing such secured indebtedness, (ii) pari passu in right of payment with all of Platform’s and the Guarantors’ existing and future senior unsecured indebtedness; (iii) senior in right of payment to all of Platform’s and the Guarantors’ existing and future subordinated indebtedness; and (iv) structurally subordinated to all of the existing and future liabilities, including trade payables, of each of Platform’s non-guarantor subsidiaries.

Platform will have the option to redeem all or a portion of the Notes at any time on or after May 1, 2018 at the redemption prices set forth in the Indenture. In addition, the Escrow Issuer (and following consummation of the Merger, Platform) may, before May 1, 2018, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture subject to certain conditions. In addition, the Escrow Issuer (and following consummation of the Merger, Platform) may redeem all or a portion of the Notes at any time prior to May 1, 2018 at a price equal to 100% of the principal amount plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Indenture also provides that the Escrow Issuer (and following consummation of the Merger, Platform) and Platform’s restricted subsidiaries, may enter into certain limited sale transactions of equity and/or assets (each such transaction, an “Asset Sale”). In the event an Asset Sale occurs while any Notes remain outstanding, the Escrow Issuer (and following consummation of the Merger, Platform) and Platform’s restricted subsidiaries, are permitted to apply the net proceeds received from such Asset Sale to certain permitted uses. In the event any proceeds of such Asset Sale are not used for a permitted use (as defined in the Indenture), and such proceeds exceed $100 million, the Escrow Issuer, and upon consummation of the Merger, Platform, is required within certain periods following the Asset Sale to make an offer to all holders of the Notes then outstanding (and the holders of any pari passu indebtedness) to purchase the maximum aggregate principal amount of the Notes (and any pari passu indebtedness) that may be purchased out of such at an offer price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, to the date fixed for the closing of such offer.

If a change of control of the Escrow Issuer (and following consummation of the Merger, Platform), occurs, unless the Escrow Issuer, or after the Merger, Platform, has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes, the Escrow Issuer (and following consummation of the Merger, Platform), will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of the purchase, subject to the rights of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. However, if a change of control occurs prior to the Escrow Release Date (as defined in the Indenture), no change of control offer will be made until after the Escrow Release Date.

The Indenture contains covenants that limit the Escrow Issuer’s (and following consummation of the Merger, Platform’s) ability (and Platform’s restricted subsidiaries’ ability) to, among other things: (i) incur additional indebtedness; (ii) pay dividends and make other distribution or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make loans and investments; (v) sell, transfer and otherwise dispose of assets; (vi) incur or permit to exist certain liens; (vii) enter into transactions with affiliates; (viii) enter into agreements restricting subsidiaries’ ability to pay dividends; and (ix) consolidate, amalgamate, merge or sell all or substantially all assets. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium (if any), interest and other monetary obligations on all of the then-outstanding Notes to become due and payable immediately.

The Indenture provides for customary events of default which include (subject in certain instances to customary grace and cure periods), among other things:

•	failure to pay any principal when due under the Notes;

•	failure to pay for 30 days or more any interest when due under the Notes;

•	failure to observe or perform certain covenants or agreements under the Notes;

•	failure to comply with any material terms of the escrow and security agreement governing the escrow account;

•	a default in or failure to pay certain other indebtedness;

•	failure to pay final judgments for certain amounts of money; and

•	certain bankruptcy events.

If any event of default occurs and is continuing under the Indenture, the Trustee or the holders of not less than 25% of the aggregate principal amount of all then outstanding Notes may, after the Escrow Release Date, declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately provided, that, if the event of default also constitutes a Major Default (as defined in the Indenture), the Trustee or the holders of not less than 25% of the aggregate principal amount of all then outstanding Notes may, prior to the Escrow Release Date, declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If an event of default involving certain bankruptcy events occurs, payment of principal of, and interest on, the Notes will be accelerated without any action on the part of the Trustee or any holder of Notes.

A copy of the Indenture and the form of the Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, and are incorporated by reference herein. The foregoing summary description of the Indenture, the form of the Note and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Indenture and the form of the Note.

In addition, in connection with the foregoing, the Purchase Agreement was re-executed as of its original date in order to remove certain guarantors as party thereto. A copy of the re-executed Purchase Agreement (originally filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on November 4, 2015) is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On November 10, 2015, Platform issued a press release announcing the closing of the Offering, a copy of which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01, and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of November 10, 2015, between PSPC Escrow Corp. and Computershare Trust Company, N.A.

4.2	Form of 10.375% senior notes due 2021 (included as Exhibit A to Exhibit 4.1 hereto).

10.1	Re-executed Purchase Agreement.

99.1	Press release issued on November 10, 2015, announcing the closing of the Offering (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
November 12, 2015 (Date)	/s/ Sanjiv Khattri Sanjiv Khattri Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of November 10, 2015, between PSPC Escrow Corp. and Computershare Trust Company, N.A.

4.2	Form of 10.375% senior notes due 2021 (included as Exhibit A to Exhibit 4.1 hereto).

10.1	Re-executed Purchase Agreement.

99.1	Press release issued on November 10, 2015, announcing the closing of the Notes offering (furnished only).